!  WHOLE_LOAN

!

!

! Reverse engineered by and property of Intex Solutions, Inc. (jrb)

! Copyright (c) 1999 and all rights reserved.  Intex Solutions will

! not be held liable for the accuracy of this data nor for

! the accuracy of information which is derived from this data.

!

!

       DEALER:           UBS.INC.

       DEAL SIZE:        $400000000.00

       PRICING SPEED:    300 % PSA

!      ISSUE DATE:       20030901

       SETTLEMENT DATE:  20030930

!

OPTIONAL REDEMPTION : 5%

!

  Record date delay: 24

!

!

  TRANCHE "SR"  _SEQ

   Block $   349000000.00 at    5.500000 _

   Delay 24 Dated 20030901 Next 20031025

!

  TRANCHE "NAS"  _SEQ

   Block $   40000000.00 at    5.500000 _

   Delay 24 Dated 20030901 Next 20031025

!

  TRANCHE "SUB"  _JUN

   Block $   11000000.00 at    5.500000 _

   Delay 24 Dated 20030901 Next 20031025

!

!

!

!

!

  class "SEN"  =  "SR" "NAS"

  class "SUB"  =  "SUB"

  class "ROOT"  =  "SEN" "SUB"

!

!  CMO Block Payment Rules

--------------------------------------------

  calculate : #SenPct   = 100 * BBAL("SEN")/BBAL("SEN","SUB")

!

  calculate : #SenPrep =                                              _

              if  #SenPct > 100 * ORIG_BBAL("SEN")/ORIG_BBAL("SEN","SUB") _

              then 100                                                _

              else #SenPct + SHIFT% * (100-#SenPct),                  _

    Reduce_SHIFT%_when                                                _

  ((AVG_DELINQ_BAL(2,1)  <= 50% * BBAL("SUB") and            _

    DELINQ_LOSS_ACCUM <= ORIG_BBAL("SUB") * SHIFTR%) or      _

   (AVG_DELINQ_BAL(2,3) <= 4% * AVG_BALANCE(3)  and          _

    DELINQ_LOSS_ACCUM <= ORIG_BBAL("SUB") * (SHIFTR% - 0.2)));

!

 calculate : #SenRecv =  MIN( #SenPct/100  * DELINQ_LIQUIDATE, _

                               #SenPrep/100 * DELINQ_RECOVER )

!

 calculate :  "SEN" _

   SCHEDULED   PERCENT        V0  = #SenPct , _

   PREPAYMENT  PERCENT  LIMIT V1  = #SenPrep , _

   RECOVER     AMOUNT   LIMIT V3  = #SenRecv

!

!

  calculate: #NasFrac  = IF CURMONTH LE 60 THEN 0 ELSE BBAL("NAS") / BBAL("SEN","SUB")

!

  calculate: #NasPrepShift = LOOKUP( "STEP" , CURMONTH , _

                                           60.1 , 0.0 , _

                                           72.1 ,  .3 , _

                                           84.1 ,  .4 , _

                                           96.1 ,  .6 , _

                                          108.1 ,  .8 , _

                                          120.1 , 1.0 )

!

  calculate: #NasSched  = COLL_P_SCHED + DELINQ_RECOVER

!

  calculate: #NasPrepay = COLL_P_PREPAY

  calculate: #NasPDA = ( #NasSched * #NasFrac ) +            _

                          ( #NasPrepay * #NasFrac * #NasPrepShift )

!

!

  calculate:  "SUB" _

   SCHEDULED   PERCENT   = (100 - V0)  ; _

   PREPAYMENT  PERCENT   = (100 - V1 ) ; _

   RECOVER     AMOUNT    = MAX( 0, DELINQ_RECOVER - V3 )

!

-------------------------------------------------------

from : CLASS ("SEN")

 subject to : CEILING ( #NasPDA )

        pay : SEQUENTIAL ("NAS")

-------------------------------------------------------

from : CLASS ("SEN")

pay : SEQUENTIAL ("SR","NAS")

-----------------------------------------

!

  Schedule "SHIFT%"

Declare

60     100%

72      70%

84      60%

96      40%

108     20%

120      0%

!

  Schedule "SHIFTR%"

Declare

60       0%

72      30%

84      35%

96      40%

108     45%

120     50%

!

! Collateral

!

!        Factor         ---Delay---

!  Type   Date          P/Y      BV    Use BV for 0% PSA

   WL    20030901      0        0          TRUE

!

!             Net     Settle  Bond Val

!  Type     Coupon     Day     Percent

   WL     5.500     30      100.00

!

! Pool # Type       Net  Current  Original   ---Fee---   Maturity   Orig

!                Coupon   Factor   Balance   P/Y   BV    P/Y   BV   Term

M 000000 WL 00 5.50000 1.00000 400000000.00 0.22000 -5.50000  358:1 0   360